Exhibit 99.1

Protalix BioTherapeutics’ prGCD Named One of the Five Most Promising

Drugs Entering Phase III Trials by Thomson Scientific

CARMIEL, Israel – December 3, 2007 – Protalix BioTherapeutics, Inc. (Amex: PLX), noted today that prGCD, the Company’s proprietary recombinant form of Glucocerebrosidase (GCD), which is used as an enzyme replacement therapy for Gaucher disease, was named one of the Five Most Promising Drugs Entering Phase III Trials in the third quarter issue of The Ones to Watch report published by Thomson Scientific. Thomson Scientific, a part of The Thomson Corporation, is a leading provider of information solutions to the worldwide research and business communities. Thomson Scientific states that the third quarter issue of The Ones to Watch report provides expert insight into the five most promising drugs entering each new phase of clinical development between July and September 2007.

Dr. David Aviezer, the Company’s Chief Executive Officer and President, said, “We have been pleased with the progress that we have seen thus far in our clinical development program of prGCD as a treatment of Gaucher disease. During the third quarter of 2007, we reached an agreement with the United States Food and Drug Administration on the final design of our pivotal phase III clinical trial of prGCD, through the FDA’s special protocol assessment (SPA) process and began enrolling patients in the trial. We have been treating patients since August 2007, and are initiating study centers worldwide. We believe that the results from the phase III clinical trial will be positive, and will lead to the commercialization of prGCD as a treatment for Gaucher disease patients.

About Protalix BioTherapeutics, Inc.

Protalix is a biopharmaceutical company. Its goal is to become a fully integrated biopharmaceutical company focused on the development and commercialization of proprietary recombinant therapeutic proteins to be expressed through its proprietary plant cell based expression system. Protalix’s ProCellExTM presents a proprietary method for the expression of recombinant proteins that Protalix believes is safe and scalable and will allow for the cost-effective, industrial-scale production of recombinant therapeutic proteins. Protalix is enrolling and treating patients in its pivotal phase III clinical trial in Israel, the United States and other locations for its lead product candidate, prGCD, for its enzyme replacement therapy for Gaucher disease, a lysosomal storage disorder in humans, and has reached an agreement with the United States Food and Drug Administration on the final design of the pivotal phase III clinical trial through the FDA’s Special Protocol Assessment (SPA) process. Protalix is also advancing additional recombinant biopharmaceutical drug development programs.

Safe Harbor Statement:

To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes. Drug discovery and development involve a high degree of risk. Factors that might cause such a material difference include, among others, uncertainties related to the ability to attract and retain partners for our technologies and products under development, the identification of lead compounds, the successful preclinical development of our products, the completion of clinical trials, the review process of the FDA, foreign regulatory bodies and other governmental regulation, and other factors described in our filings with the Securities and Exchange Commission. The statements are valid only as of the date hereof and we disclaim any obligation to update this information.

For additional information, contact Protalix BioTherapeutics at:

investors@protalix.com

AMEX IR Alliance for Protalix BioTherapeutics

Lee Roth / David Burke

212-896-1209 / 1258

lroth@kcsa.com / dburke@kcsa.com